<?xml version="1.0" encoding="UTF-8"?>
<edgarSubmission
    xmlns="http://www.sec.gov/edgar/formc"
    xmlns:com="http://www.sec.gov/edgar/common">
    <headerData>
        <submissionType>C</submissionType>
        <filerInfo>
            <filer>
                <filerCredentials>
                    <filerCik>0002023045</filerCik>
                    <filerCcc>XXXXXXXX</filerCcc>
                </filerCredentials>
            </filer>
            <liveTestFlag>LIVE</liveTestFlag>
            <flags>
                <confirmingCopyFlag>false</confirmingCopyFlag>
                <returnCopyFlag>false</returnCopyFlag>
                <overrideInternetFlag>false</overrideInternetFlag>
            </flags>
        </filerInfo>
    </headerData>
    <formData>
        <issuerInformation>
            <issuerInfo>
                <nameOfIssuer>Trubit Corporation (DBA Joltz)</nameOfIssuer>
                <legalStatus>
                    <legalStatusForm>Corporation</legalStatusForm>
                    <jurisdictionOrganization>DE</jurisdictionOrganization>
                    <dateIncorporation>01-14-2022</dateIncorporation>
                </legalStatus>
                <issuerAddress>
                    <com:street1>4500 Thorncroft Drive</com:street1>
                    <com:city>Glen Allen</com:city>
                    <com:stateOrCountry>VA</com:stateOrCountry>
                    <com:zipCode>23060</com:zipCode>
                </issuerAddress>
                <issuerWebsite>https://joltzrewards.com</issuerWebsite>
            </issuerInfo>
            <isCoIssuer>N</isCoIssuer>
            <companyName>Thunder Funder Portal LLC</companyName>
            <commissionCik>0002020094</commissionCik>
            <commissionFileNumber>007-00463</commissionFileNumber>
            <crdNumber>331569</crdNumber>
        </issuerInformation>
        <offeringInformation>
            <compensationAmount>7.5% of total amount raised for conducting
            offering.</compensationAmount>
            <financialInterest>No</financialInterest>
            <securityOfferedType>Other</securityOfferedType>
            <securityOfferedOtherDesc>Simple Agreement for Future Equity
            (SAFE)</securityOfferedOtherDesc>
            <noOfSecurityOffered>25000</noOfSecurityOffered>
            <price>1.00000</price>
            <priceDeterminationMethod>$1.00 per share</priceDeterminationMethod>
            <offeringAmount>25000.00</offeringAmount>
            <overSubscriptionAccepted>Y</overSubscriptionAccepted>
            <overSubscriptionAllocationType>First-come, first-served
            basis</overSubscriptionAllocationType>
            <maximumOfferingAmount>124000.00</maximumOfferingAmount>
            <deadlineDate>12-31-2024</deadlineDate>
        </offeringInformation>
        <annualReportDisclosureRequirements>
            <currentEmployees>5</currentEmployees>
            <totalAssetMostRecentFiscalYear>241146.11
            </totalAssetMostRecentFiscalYear>
            <totalAssetPriorFiscalYear>333898.03</totalAssetPriorFiscalYear>
            <cashEquiMostRecentFiscalYear>241046.11
            </cashEquiMostRecentFiscalYear>
            <cashEquiPriorFiscalYear>333898.03</cashEquiPriorFiscalYear>
            <actReceivedMostRecentFiscalYear>100.00
            </actReceivedMostRecentFiscalYear>
            <actReceivedPriorFiscalYear>0.00</actReceivedPriorFiscalYear>
            <shortTermDebtMostRecentFiscalYear>0.00
            </shortTermDebtMostRecentFiscalYear>
            <shortTermDebtPriorFiscalYear>0.00</shortTermDebtPriorFiscalYear>
            <longTermDebtMostRecentFiscalYear>562065.09
            </longTermDebtMostRecentFiscalYear>
            <longTermDebtPriorFiscalYear>407065.09
            </longTermDebtPriorFiscalYear>
            <revenueMostRecentFiscalYear>22034.08</revenueMostRecentFiscalYear>
            <revenuePriorFiscalYear>0.00</revenuePriorFiscalYear>
            <costGoodsSoldMostRecentFiscalYear>0.00
            </costGoodsSoldMostRecentFiscalYear>
            <costGoodsSoldPriorFiscalYear>0.00</costGoodsSoldPriorFiscalYear>
            <taxPaidMostRecentFiscalYear>0.00</taxPaidMostRecentFiscalYear>
            <taxPaidPriorFiscalYear>0.00</taxPaidPriorFiscalYear>
            <netIncomeMostRecentFiscalYear>-247782.92
            </netIncomeMostRecentFiscalYear>
            <netIncomePriorFiscalYear>-73167.06</netIncomePriorFiscalYear>
            <issueJurisdictionSecuritiesOffering>AL
            </issueJurisdictionSecuritiesOffering>
            <!-- Rest of jurisdictions remain the same -->
        </annualReportDisclosureRequirements>
        <signatureInfo>
            <issuerSignature>
                <issuer>Trubit Corporation (DBA Joltz)</issuer>
                <issuerSignature>Ian Major</issuerSignature>
                <issuerTitle>CEO</issuerTitle>
            </issuerSignature>
            <signaturePersons>
                <signaturePerson>
                    <personSignature>Ian Major</personSignature>
                    <personTitle>CEO</personTitle>
                    <signatureDate>12-13-2024</signatureDate>
                </signaturePerson>
            </signaturePersons>
        </signatureInfo>
    </formData>
</edgarSubmission>